Exhibit 21
Invacare Corporation Subsidiaries

1	Adaptive Switch Laboratories, Inc., a Texas corporation.
2	Alber GmbH, a German limited liability company.
3	Alber GmbH, a Swiss corporation.
4	Alber USA, LLC, an Ohio limited liability company.
5	Aquatec Operations GmbH, a German limited liability company.
6	Carroll Healthcare General Partner Inc., an Ontario corporation.
7	Carroll Healthcare, Inc., an Ontario corporation.
8	Carroll Healthcare, LP, an Ontario limited partnership.
9	Dolomite AB, a Swedish corporation.
10	Dynamic Connect (Suzhou) Hi-Tech Electronics Co., Ltd., a Chinese company.
11	Dynamic Controls, a New Zealand corporation.
12	Dynamic Europe Ltd., a UK corporation.
13	Dynamic Suzhou Holdings New Zealand, a New Zealand corporation.
14	Freedom Designs, Inc., a California corporation.
15	Garden City Medical Inc., a Delaware corporation.
16	Invacare AB, a Swedish corporation.
17	Invacare AG, a Swiss corporation.
18	Invacare A/S, a Danish corporation.
19	Invacare AS, a Norwegian corporation.
20	Invacare GmbH, a German corporation.
21	Invacare Asia Ltd., a Hong Kong company.
22	Invacare Australia Pty Limited, an Australian corporation.
23	Invacare Austria GmbH, an Austrian corporation.
24	Invacare B.V., a Netherlands corporation.
25	Invacare Canada Finance LLC, a Delaware limited liability company.
26	Invacare Canada General Partners Inc., a Canadian corporation.
27	Invacare Canada LP, an Ontario partnership.
28	Invacare Canadian Holdings, Inc., a Delaware corporation.
29	Invacare Canadian Holdings, LLC, a Delaware limited liability company.
30	Invacare Continuing Care, Inc., a Missouri corporation.
31	Invacare Credit Corporation, an Ohio corporation.
32	Invacare Dolomite AB, a Swedish corporation.
33	Invacare (Deutschland) GmbH, a German corporation.
34	Invacare Florida Corporation, a Delaware corporation.
35	Invacare Florida Holdings, LLC, a Delaware limited liability company.
36	Invacare France Operations SAS, a French corporation.
37	Invacare Germany Holding GmbH, a German corporation.
38	Invacare Holdings AS, a Norwegian corporation.
39	Invacare Holdings C.V., a Netherlands partnership.
40	Invacare Holdings LLC, an Ohio limited liability corporation.
41	Invacare Holdings New Zealand, a New Zealand corporation.
42	Invacare Holdings SARL, a Luxembourg corporation.
43	Invacare Holdings Two AB, a Swedish corporation.
44	Invacare Holdings Two B.V., a Netherlands corporation.

45	Invacare Holdings Two SARL, a Luxembourg corporation.
46	Invacare Ireland Ltd., an Ireland corporation.
47	Invacare International Corporation, an Ohio corporation.
48	Invacare International SARL, a Swiss corporation.
49	Invacare Limited, a UK corporation.
50	Invacare Mauritius Holdings, a Republic of Mauritius company.
51	Invacare MeccSan Srl, an Italian corporation.
52	Invacare New Zealand, a New Zealand corporation.
53	Invacare NV, a Belgium corporation.
54	Invacare Rehabilitation Equipment (Suzhou) Company, Ltd., a Chinese company.
55	Invacare Poirier SAS, a French corporation.
56	Invacare (Portugal)—Sociedade Industrial e Comercial de Ortopedia, Lda., a Portuguese company.
57	Invacare (Portugal) II—Material Ortopedico, Lda., a Portuguese company.
58	Invacare Rea AB, a Swedish corporation.
59	Invacare S.A., a Spanish corporation.
60	Invacare UK Operations Ltd., a UK corporation.
61	Invacare Verwaltungs GmbH, A German limited liability company.
62	Invamex Holdings LLC, a Delaware limited liability company.
63	Invamex S.A. de R.L. de C.V., a Mexican corporation.
64	Invatection Insurance Company, a Vermont corporation.
65	Kuschall AG, a Swiss corporation.
66	Medbloc, Inc., a Delaware corporation.
67	Motion Concepts, L.P., an Ontario limited partnership.
68	Perpetual Motion Enterprises Limited, an Ontario corporation.
69	Scandinavian Mobility International ApS, a Danish corporation.
70	The Aftermarket Group, Inc., a Delaware corporation.
71	The Helixx Group, Inc., an Ohio corporation.

Note that all entities are direct or indirect wholly owned subsidiaries.